UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

15821 Ventura Boulevard, Suite 100 - Encino, CA	91436
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 257-7700

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 2, 2014, CU Bancorp, a California corporation (“CUB”) and the parent of California United Bank, a California state-chartered commercial bank (“California United”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among CUB, California United and 1st Enterprise Bank, a California state-chartered commercial bank (“1st Enterprise”) pursuant to which CUB will acquire 1st Enterprise by merging 1st Enterprise with and into California United (the “Merger”). California United will survive the Merger and will continue the commercial banking operations of the combined bank following the Merger. The transaction is intended to qualify as a tax-free reorganization under the applicable provision of the Internal Revenue Code and 1st Enterprise shareholders who receive shares of CUB common stock in the Merger should not recognize any taxable gain on the exchange.

Under the terms of the Merger Agreement, holders of 1st Enterprise common stock will receive shares of CUB common stock based upon a fixed exchange ratio of 1.3450 shares of CUB common stock for each share of 1st Enterprise common stock (“Exchange Ratio”). On a pro forma basis, the holders of 1st Enterprise common stock will own approximately 31.5% of the common stock of CUB following the Merger. Based on CUB’s closing price of $18.19 per share of CUB common stock on June 2, 2014, the aggregate Merger consideration to be received by holders of 1st Enterprise common stock will approximate $103.4 million or $24.47 per share of 1st Enterprise common stock. CUB will replace stock options granted by 1st Enterprise to its employees and directors with stock options to purchase CUB common stock with appropriate adjustments to the exercise price and the shares subject to such options based upon the Exchange Ratio.

The U.S. Treasury, as the holder of all outstanding shares of 1st Enterprise preferred stock granted in connection with 1st Enterprise’s participation in the Treasury’s Small Business Lending Fund program, will receive, in exchange for these shares, a new series of CUB preferred stock having the same rights (including with respect to dividends), preferences, privileges, voting powers, limitations and restrictions as the 1st Enterprise preferred stock.

CUB and California United have agreed to appoint four (4) directors currently serving on the 1st Enterprise board of directors to their respective boards following the Merger.

The Merger Agreement contains representations, warranties and covenants of CUB, California United and 1st Enterprise that are customarily found in the merger of financial institutions. In addition, 1st Enterprise has agreed that it will not initiate, solicit or encourage proposals for an alternative business combination transaction or, subject to the fiduciary obligations of its Board, enter into discussions or furnish information in connection with any unsolicited proposals for alternative business combination transactions. Similarly, CUB has agreed that it will not enter into any agreement that relates to another alternative business combination transaction which would impair CUB’s or California United’s ability to consummate the Merger with 1st Enterprise and will not submit for shareholder approval an alternative business combination transaction that does not require that the Merger with 1st Enterprise be completed prior to completing such alternative transaction and does not provide 1st Enterprise shareholders the same consideration as CUB’s shareholders in the alternative transaction.

The Merger will not be completed unless a number of customary closing conditions are met, including, among others, approval of the Merger by shareholders of the parties, the registration of the exchange of CUB common stock for 1st Enterprise common stock as contemplated in the Merger Agreement under the Securities Act of 1933, as amended, the approval for quotation of the CUB common stock being exchanged for 1st Enterprise common stock on the Nasdaq Capital Market, receipt of required regulatory and other approvals and the expiration of applicable statutory waiting periods, the accuracy of specified representations and warranties of each party, the receipt of tax opinions confirming certain tax aspects of the Merger, 1st Enterprise’s satisfaction of certain financial measures shortly prior to closing, and the absence of any injunctions or other legal restraints.

Both CUB and 1st Enterprise may mutually agree to terminate the Merger Agreement without further liability to the other. Further either party may agree to terminate the Merger Agreement if the Merger is not consummated by March 31, 2015, the shareholders of either 1st Enterprise or CUB do not approve the Merger Agreement, or any governmental entity whose approval is required to consummate the Merger does not approve the Merger. In addition, either party may terminate the Merger Agreement if the other party is in material breach of any of their respective representations, warranties or agreements set forth in the Merger Agreement.

1st Enterprise has agreed that it will pay CUB a termination fee of $4,000,000 plus any expenses incurred by CUB (up to a maximum of an additional $1,000,000 in expenses) if either (i) CUB terminates the Merger Agreement because 1st Enterprise breaches any of its obligations relating to alternative acquisition proposals, including withdrawing its recommendation of the Merger Agreement to its shareholders; or (ii) either CUB or 1st Enterprise terminate the Merger Agreement because the 1st Enterprise shareholders do not approve the Merger Agreement after a withdrawal of 1st Enterprise’s recommendation of the Merger Agreement and, within 12 months thereafter, 1st Enterprise enters into an agreement relating to an alternative acquisition proposal.

CUB has agreed that it will pay 1st Enterprise a termination fee of $1,000,000 plus any expenses incurred by 1st Enterprise (up to a maximum of an additional $1,000,000 in expenses) if CUB breaches any of its covenants relating to alternative acquisition proposals. However, in lieu of receiving its termination fee and expenses, 1st Enterprise has the right to require that CUB specifically perform under the Merger Agreement and consummate the Merger.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the representations and warranties in the Merger Agreement (i) will not survive consummation of the Merger, unless otherwise specified therein, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as the result of a willful breach, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding CUB, California United, 1st Enterprise, or their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding CUB, California United, 1st Enterprise, their respective affiliates, their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 of CUB that will include proxy statements of 1st Enterprise and CUB and a prospectus of CUB, as well as in the Forms 10-K, Forms 10-Q and other filings that CUB makes with the Securities and Exchange Commission (the “SEC”).

Voting Agreements

In connection with the Merger Agreement, each of the persons currently serving as a director and executive officer of each company entered into an agreement (the “Voting Agreement”) pursuant to which such person has agreed, among other things, to vote his or her shares of 1st Enterprise common stock or CUB common stock, as applicable, in favor of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and against alternative transactions. The Voting Agreements also prohibit most transfers of their 1st Enterprise or CUB common stock prior to consummation of the Merger.

Non-Solicitation Agreements

In addition, each of the directors of 1st Enterprise has entered into a non-solicitation and confidentiality agreement (the “Non-Solicitation Agreement”) benefitting CUB as a condition to CUB entering into the Merger Agreement pursuant to which they have agreed not to solicit customers and employees of CUB and California United for a period of two years following the Merger and to keep confidential all proprietary information and trade secrets of California United following the Merger. John C. Black, current President of 1st Enterprise has entered into a similar agreement for a one year term.

The Merger is subject to the approval by the shareholders of CUB and 1st Enterprise. The Merger is also subject to the prior approvals of their respective banking regulators.

Although no assurance can be provided, the parties anticipate that the Merger will close in the fourth quarter of 2014.

The foregoing summary of the Merger Agreement, the Voting Agreement and the Non-Solicitation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of these agreements which are incorporated herein by this reference. The Agreement and Plan of Merger is attached hereto as Exhibit 2.1. The Non-Solicitation Agreement, the Voting Agreement of 1st Enterprise directors and executive officers and the Voting Agreement of CUB directors and executive officers are attached as Exhibits B, C and D, respectively, to the Merger Agreement.

Additional information about the Merger and where to find it

In connection with the proposed Merger, CUB will file with the United States Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 to register the shares of CUB common stock to be issued to the shareholders of 1st Enterprise. The registration statement will include a proxy statement/prospectus of each of CUB and 1st Enterprise which will be sent to the shareholders of 1st Enterprise and CUB seeking their approval of the Merger and related matters in addition to other matters. In addition, CUB and 1st Enterprise may file other relevant documents concerning the proposed Merger with the SEC.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Shareholders of 1st Enterprise and CUB are urged to read the registration statement on Form S-4 and the proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed Merger because they will contain important information about CUB, 1st Enterprise and the proposed transaction.

Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained when it becomes available by directing a request by telephone or mail to CU Bancorp 15821 Ventura Boulevard, Suite 100, Encino, California 91436, Attn: Corporate Secretary, telephone (818) 257-7791, or by accessing CUB’s website at www.cubancorp.com under “Investor Relations,” or by directing a request by telephone or mail to 1st Enterprise Bank, 818 W 7th St., Suite 220 Los Angeles, CA 90017, Attn: Investor Relations, telephone (213) 430-7000, or by accessing 1st Enterprise’s website at www.1stenterprisebank.com under “Investor Relations.” The information on CUB’s website or 1st Enterprise’s website is not, and shall not be deemed to be, a part of this filing or incorporated into other filings it makes with the SEC.

Participants in the solicitation

CUB and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CUB and 1st Enterprise in connection with the transaction. Information about the directors and executive officers of CUB is set forth in Annual Report on Form 10-KA filed with the SEC on April 29, 2014.

1st Enterprise and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of CUB and 1st Enterprise in connection with the Merger.

Additional information regarding the interests of these participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement/prospectus regarding the Merger when it becomes available.

Forward-looking statements

Statements made in this filing and the exhibits thereto, contain certain forward-looking information about CU Bancorp, 1st Enterprise Bank, and the combined company after the close of the transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of CU Bancorp, 1st Enterprise Bank and the combined company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by CU Bancorp with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values which could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the ability to complete the proposed transaction, including obtaining regulatory approvals and approval by the shareholders of CU Bancorp and 1st Enterprise Bank, or any future transaction, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; regulatory approvals may not be received on expected timeframes or at all; the possibility that personnel changes will not proceed as planned; the possibility that the cost of additional capital may be more than expected; the possibility that a change in the interest rate environment may reduce net interest margins; asset/liability re-pricing risks and liquidity risks; general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected; and environmental conditions, including natural disasters, may disrupt business, impede operations, or negatively impact the values of collateral securing loans.

Item 7.01 - Regulation FD Disclosure

CUB is filing an investor presentation, which provides supplemental information regarding the proposed transaction in connection with a presentation to analysts and investors and discusses certain elements of the Merger, which it intends to post on the investor relations portion of its website, which is located at www.cubancorp.com. The slides are included as Exhibit 99.2 to this report.

The information in the slides shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 - Other Events

The information disclosed in Item 1.01 of this report is incorporated herein by reference. A copy of the press release issued by CUB and 1st Enterprise on June 3, 2014, to announce the signing of the Agreement and Plan of Merger, is attached to this report as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

2.1	Agreement and Plan of Merger dated June 2, 2014

99.1	Joint Press Release of CU Bancorp and 1st Enterprise Bank dated June 3, 2014

99.2	Investor Presentation dated June 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CU Bancorp

Dated: June 3, 2014	By:	/s/ Anita Y. Wolman
Anita Y. Wolman
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated June 2, 2014

99.1	Joint Press Release of CU Bancorp and 1st Enterprise Bank dated June 3, 2014

99.2	Investor Presentation dated June 3, 2014

*

All schedules to the Merger Agreement including the Disclosure Schedules have been omitted in accordance with Item 601(b) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any schedules to the SEC upon its request.